Exhibit 10.19

ROYALTY AGREEMENT

THIS AGREEMENT is made as of the 4th day of March 4, 2018.

AMONG:

INTERNATIONAL BATTERY METALS LTD., a corporation incorporated under the laws of the Province of British Columbia (the “Company’’);

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NORTH AMERICAN LITHIUM, INC., a corporation incorporated under the laws of the State of California (“NA Lithium”);

WHEREAS pursuant to share exchange agreement dated as of the date hereof (the “Purchase Agreement”) the Company agreed to pay five percent (5%) of the Company’s Product Income as a royalty payment to NA Lithium on the terms and conditions set out herein. Capitalized terms not defined herein are defined in the Purchase Agreement, and shall have the same meaning as those terms defined in the Purchase Agreement, unless otherwise stated in this Agreement.

NOW THEREFORE in consideration of the covenants and obligations expressed herein and other valuable consideration (the receipt and sufficiency of which is acknowledged) the parties hereto covenant and agree as follows:

1.	In this Agreement, unless there is something in the context inconsistent therewith, the following terms shall have the following meanings:

(a)	“Business Day” means any except Saturday, Sunday or a statutory holiday in the United States of America;

(b)	“Conversion Price” means lowest share price of the Company’s shares that is allowed by the exchange where the Company’s common shares are traded during the period immediately preceding the date of a Royalty Notice as used by the exchange to determine the lowest share price of the Company’s shares;

(c)	“Product Income” means:

(i)	the proceeds received by the Company from the sale of any Products; less

(ii)	the Production Costs incurred by the Company;

(d)	“Intellectual Property’’ has the meaning ascribed thereto in the Purchase Agreement;

“Production Costs” is defined as the cost of power, natural gas, steam, water, process chemicals, scheduled routine maintenance, consumable maintenance materials, tolling fees, waste disposal costs, and non-exempt operating labour used to process the Products. The accounting of raw materials, consumables, utilities, and revenue stream products will be based upon the operating Mass and Energy Balance, which is embodied in the accounting entries as the quantities of each entry in the accounting ledger. Production or Operating Costs do not include: the cost of sales, marketing costs, royalty payments made to mineral rights owners, costs to purchase and/or lease land, disposal costs, management costs, costs for exempt labour, depreciation, costs to obtain and/or maintain environmental permitting, costs for regulatory compliance, capital replacement maintenance costs, capital improvement maintenance costs, equipment costs, construction costs, shipping costs, and/or any other cost not specifically listed in the paragraph above.

(e)	“Person” means an individual, a corporation, a partnership, a trust, any unincorporated organization or any other entity, and “Persons” has a similar corresponding meaning;

(f)	“Products” means any saleable material;

(g)	“Royalty Value” means the value ascribed to the Royalty Payments by a certified business valuator in accordance with Section 11;

2.	The Company agrees to pay, on a fiscal quarterly basis, an amount equal to five percent (5%) of the Product Income in each fiscal quarter to NA Lithium (the “Royalty Payment”). For greater certainty, if there are no Product Income in a given fiscal quarter no Royalty Payment shall be made in respect of that fiscal quarter.

3.	The Company shall deliver to NA Lithium within thirty (30) days of each fiscal quarter end of the Company the audited financial statements of the Company (the “Financial Statements”) together with a notice setting out the amount of the Royalty Payment owing for such fiscal quarter, as well as the Conversion Price (the “Royalty Notice”). On an annual basis, the Company shall deliver to NA Lithium within one hundred and twenty (120) days the audited annual Financial Statements together with a notice setting out the amount of the Royalty Payments made for the prior fiscal year (the “Annual Royalty Notice”).

4.	The Company shall keep accurate records of data necessary for the computation of the Royalty Payment. The Company’s records, books, and accounts that are related to the computation and payment of the Royalty Payment shall be open to the inspection of and copying by NA Lithium or its designated representatives at a reasonable time and upon not less than five (5) business days’ notice to the Company during normal business hours.

5.	The amount of the Royalty Payment as listed in the Annual Royalty Notice shall be deemed accepted by NA Lithium unless it delivers a dispute notice to the Company within one hundred and twenty (120) days of receiving the Annual Royalty Notice and audited annual Financial Statements (a “Dispute Notice”) setting out in reasonable detail the basis of each objection and the amount in dispute. Any disputes shall be settled in accordance with Section 7 below.

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6.	Subject to Section 7 herein, each Royalty Payment shall be due and payable on the earlier of (i) thirty (30) days following delivery of the Royalty Notice, and (ii) the resolution of any dispute regarding the amount of the Royalty Payment in accordance with Section 7 below (the “Payment Date”). All Royalty Payments shall be paid, at the election of NA Lithium, by any combination of:

(a)	wire transfer, bank draft, or certified cheque to NA Lithium in accordance with its written direction; or

(b)	subject to any required regulatory approvals, the issuance of Company shares at a deemed price equal to the Conversion Price;

and NA Lithium shall provide the Company five (5) Business Days’ written notice prior to a Payment Date in the event that it wishes to receive Company shares.

7.	If NA Lithium delivers a Dispute Notice, the parties will work expeditiously and in good faith to resolve the dispute within a period of three (3) Business Days after the date of the delivery of the Dispute Notice failing which the dispute may be submitted by NA Lithium or the Company to the Company’s auditor (the “Accountant”) for final determination. In making a determination, the Accountant will only decide on the amounts in dispute set forth in the Dispute Notice. NA Lithium and the Company will use commercially reasonable efforts to cause the Accountant to complete his work and make a determination within fifteen (15) days of his engagement. The Accountant will allow each party to present their respective positions regarding the items in dispute and each party will have the right to present additional documents, materials and other information, and to make an oral presentation to the Accountant regarding the dispute. The Accountant will consider the additional documents, materials and other information and such oral presentations. Any other documents, materials or other information will be copied to each party concurrent with their submission to the Accountant and each party will be entitled to attend any oral presentation and to reply thereto. Any disputes remaining after the Accountant’s decision shall be resolved as described in the Purchase Agreement.

8.	Subject to section 9, neither party shall, without the express written consent of the other party, which consent shall not be unreasonably withheld, disclose any non-public information concerning the operations of the Company and the Royalty Payments received under this Agreement other than to that party’s employees, agents or consultants. Both parties shall advise such employees, agents or consultants of the provisions of this section 8 and shall require such employees, agents or consultants not to disclose such non-public information.
9.	The parties may disclose data or information obtained under this Agreement and otherwise prohibited above after providing the other party with a copy of the proposed disclosure fifteen (15) business days prior to such disclosure:

(a)	to any third party to whom either party, in good faith, anticipates selling or assigning its interest hereunder; or

(b)	to a prospective lender to whom an interest in Royalty Payments to be made to either party hereunder is proposed to be granted as security;

provided that, in each case: (i) the non-disclosing party shall first have been provided with a confidentiality agreement executed by such third party or lender, which agreement shall include confidentiality provisions; (ii) the disclosing party will make any reasonable changes, alterations and redactions to the proposed disclosure that are reasonably requested by the non-disclosing party prior to such disclosure; and (iii) the information so disclosed will be limited to information or data specifically related to the Royalty Payments that are necessary to such third party or lender and will not contain any other information about the non-disclosing party or its business.

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10.	NA Lithium shall have the right to assign this Agreement. The Company may not provide to any third party any license and/or other access to the Intellectual Property and/or other rights provided to the Company under this Agreement, the Purchase Agreement, and/or any other agreements between NA Lithium and the Company, without a Change in Control of the Company.

11.	Miscellaneous

(a)	The parties agree to execute such further and other assurances and documents and to duly perform and cause to be done and performed such further and other acts and things necessary and desirable in order to give full force and effect to this Agreement and every part thereof.

(b)	This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Colorado and the federal laws of the United States of America applicable therein, and the parties hereby irrevocably and unconditionally attorn to the jurisdiction of the Courts of the State of Colorado.

(c)	If any provision of this Agreement is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof and each provision is hereby declared to be separate, severable and distinct.

(d)	This Agreement constitutes the entire agreement between the parties and supercedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties except as specifically set forth herein.

(e)	No subsequent variation or amendment shall have any effect unless made in writing and signed by the parties. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns.

(f)

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IN WITNESS WHEREOF, this agreement is executed by the parties hereto as evidenced by signatures of their duly authorized signing officers or representatives effective as of the date first said forth above.

INTERNATIONAL BATTERY METALS LTD.

Per:	/s/Logan Anderson
Authorized Signatory

NORTH AMERICAN LITIUM, INC.

Per:	/s/ Anthony
Authorized Signatory

Date: March 4, 2018

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